Exhibit 10.34

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BIOLOGICAL MATERIALS SALES AGREEMENT

THIS SALES AGREEMENT (“Agreement”) is entered into on September 18, 2008, by and between Shaw Environmental, Inc., a Louisiana corporation (“Shaw”), and Basin Water, Inc. a Delaware corporation (“Basin”).

WHEREAS, Shaw cultures certain biological material.

WHEREAS, Basin wishes to purchase from Shaw such biological material on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the legal sufficiency of which is acknowledged, Shaw and Basin agree as follows:

1. MATERIALS. Basin hereby agrees to purchase from Shaw, and Shaw agrees to sell to Basin, biological materials listed in Schedule 1 and other biological materials as agreed to by the parties hereafter (referred to collectively herein as “Materials”) according to the terms and conditions contained herein. The Materials covered by this Agreement include all biological materials actually provided to Basin plus any cells or molecules or other materials that are grown, replicated or derived therefrom. The Materials, including their names, are proprietary products of Shaw and are protected by trademark laws.

2. OWNERSHIP RIGHTS. By virtue of this Agreement, Basin acquires only the right of use of the Material and does not acquire any rights of ownership in the Material. Shaw shall at all times retain all rights, title, and interest in the Materials. Basin hereby assigns and agrees to assign all patentable and unpatentable inventions in the following technology areas that are invented or otherwise created during the Term of the Agreement to Shaw.

Technology Areas for assignment to Shaw

(a)	Microorganisms contained in Shaw’s library of microorganisms at the time of the execution of this agreement.

(b)	Microorganisms derived in any way from Shaw’s library of microorganisms at the time of the execution of this agreement.

(c)	Microorganisms jointly developed by Shaw and Basin during the Term of the Agreement.

(d)	Patents or patentable inventions relating to uses of microorganisms in situ and/or any treatment involving microorganisms below the surface of the earth.

Except as set forth herein, Basin acknowledges and agrees that it does NOT acquire the right to replicate, culture or manufacture the Materials, or any part of Materials, nor the right to contract such manufacture or reproduction of said Materials or parts thereof or there-from to a third party. Information submitted to Basin by Shaw hereunder is not intended nor shall such submission constitute inducement and/or contribution to infringe any patent(s) owned by a third party, and Shaw specifically disclaims any liability therefore. Materials may be used by Basin for the designing, manufacturing, fabricating, and installing Bioreactors for (a) the treatment of contaminated groundwater in industrial, municipal or federal applications whereby the treated groundwater is re-injected, discharged under a National Pollution Discharge Elimination System permit, used for “reuse water applications” or supplied to potable water distributors; (b) for the treatment of wastewater in industrial, municipal or federal applications; and (c) for the treatment of air in industrial, municipal or federal applications for odor control or contaminant removal. In this context, the term “Bioreactors” shall be specifically defined as:

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1.	fluidized bed bioreactors (as such term is generally accepted in the water and waste water treatment industry as of the Closing Date);

2.	membrane bioreactors (as such term is generally accepted in the water and waste water treatment industry as of the Closing Date);

3.	suspended carrier reactors (as such term is generally accepted in the water and waste water treatment industry as of the Closing Date), which are also known generically as moving bed biofilm reactors or integrated fixed-film activated sludge reactors;

4.	biofilters of a configuration which utilizes microorganisms as fixed films attached to lava rock, ceramic balls, wood chips, compost or other similar material to target the removal of contaminants in air streams;

5.	biotowers (also known as biotrickling filters) of a configuration which utilizes microorganisms as fixed films attached to polyurethane foam, polypropylene or polyethylene foams, sponges or extruded shapes (i.e., “dumped” media), or other similar plastic structured or “dumped” media to target the removal of contaminants in air streams.

Such uses are referred to herein as “Limited Uses.” Except as set forth above, Shaw does not transfer to Basin the right to use Materials for any other purpose or project (research, commercial or otherwise). However, Basin may resell the right to use any of the Materials to third parties for the Limited Uses. Basin may use Materials outside of Limited Uses only with Shaw’s prior written approval.

3. PRICING. Shaw agrees to offer Basin best available wholesale pricing on Materials that will be less than or equal to [**]% of Shaw’s then current retail price. Schedule 1 reflects current pricing for listed Materials which is subject to change upon notice to Basin. Upon request of Basin, Shaw shall establish a retail price for any Material that does not have an established retail price. Shaw reserves the right to offer discount pricing equal to or less than the best available wholesale pricing to clients for whom Shaw is contracted as a consultant, engineer, or project manager. Shaw reserves the right to offer best available pricing to other licensees. Shaw reserves the right to fill orders taken prior to the execution of this agreement without regard to the pricing restrictions of this clause. Shaw agrees to notify Basin in writing of any changes in its retail pricing and wholesale pricing.

4. CONFIDENTIALITY. Shaw and Basin agree that any information with respect to any party and its operations that the other party receives in connection with the provision and receipt of Materials pursuant to this Agreement is confidential and proprietary to the originating party and shall be governed by the confidentiality provisions of that certain Asset Purchase Agreement, dated the even date herewith, by and amount Shaw, Basin, Shaw Environmental and Infrastructure, Inc. and Envirogen, Inc.

5. WARRANTY.

A. Material and Workmanship Warranty.

(i) Basin accepts the Material with the knowledge that it is biological material and is provided without warranty other than the limited warranty stated herein;

(ii) Shaw warrants that the Material shall (1) be active upon delivery, (2) be free from hazardous or toxic substances (except for the Material itself), and (3) comply with all applicable written specifications (whether such specifications are attached to this Agreement or are otherwise provided by Shaw either prior to or contemporaneously with the delivery of such Material (such specifications in each case, the

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Specifications”)). If any Material is not active upon delivery, fails to be free from hazardous or toxic substances (except for the Material itself) or does not comply with the applicable Specifications, Basin shall notify Shaw and Shaw will replace such Material at no cost to Basin;

(iii) The foregoing Material replacement warranty is Basin’s sole and exclusive remedy for any breach of this limited warranty and is in lieu of all other warranties of merchantability, of fitness for a particular purpose or of any other warranty, whether express or implied;

(iv) Notwithstanding the above, Shaw shall have no obligation as a result of improper storage, handling, application or maintenance of Materials after it has been delivered to the Basin.

B. Notwithstanding any other provision in this Agreement, except as provide in this Warranty section it is expressly agreed:

EXCEPT AS SET FORTH HEREIN, THAT THERE IS NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR OTHER WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, NOR ANY AFFIRMATION OF FACT, OR PROMISE BY SHAW WITH REFERENCE TO THE MATERIAL OR PARTS THEREOF, OR ANY OTHER SUCH WARRANTY AS TO THE EFFECTIVENESS, COMPOSITION OR FUNCTION OF THE MATERIAL OR OTHERWISE, WHICH EXTENDS BEYOND THE DESCRIPTION OF THE MATERIALS AS SET FORTH IN THIS AGREEMENT.

6. RESPONSIBILITIES OF PARTIES.

(a) Shaw shall act as an independent contractor. Shaw shall be free to contract with other individuals or entities while under contract with Basin. Nothing in this Agreement shall be construed or interpreted as requiring Shaw to assume the status of owner, operator, generator, storer, treater or disposal facility, or arranger of transport, storage or disposal as those terms or any other similar terms are used in any federal, state or local statute, regulation, ordinance or order governing the treatment, handling, storage or disposal of any toxic or hazardous substance or waste.

(b) Basin, upon receipt of the Materials, shall have control and full responsibility for the control, use, and disposal of Material. Basin will safeguard the Material against deliberate or unintentional release or escape, according to security and other procedures ordinarily and customarily applied to substances of similar characteristics and properties.

(c) Basin shall be responsible for the collection and payment of any and all applicable federal, state, and/or local taxes required in connection with the sale, application or distribution of the Materials.

7. COMPENSATION. For all the Materials, Basin shall pay Shaw in accord with the terms and rates set forth herein and as subsequently agreed to by the parties. Where Shaw has provided in writing a proposed pricing clearly denoted as a firm fixed price lump sum, such price shall apply. Shaw shall submit invoices to Basin for amounts due. Invoices shall be due and payable within 30 days of receipt. Balances outstanding more than thirty days after the invoice date shall be deemed delinquent and subject to an additional finance charge of [*********] per month. Basin shall also pay all actual costs associated with the collection of delinquent invoices, including, but not limited to, collection agency costs, reasonable attorneys’ fees, and court costs.

8. TIME OF PERFORMANCE. Shaw shall use commercially reasonable efforts to deliver Materials to Basin on the day specified, however Shaw makes no warranties regarding the time of delivery of the Material and Shaw accepts no liability for damages incurred if reasonable timely delivery is not made; provided however Basin reserves the right to cancel any order due to Shaw’s failure to deliver the Materials.

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. UNFORESEEN / CHANGED CONDITIONS. If, during the course of the creation or culturing of the Materials, conditions or circumstances (other than costs of production) develop or are discovered which were not contemplated by Shaw and which materially affect Shaw’s ability to create or culture such Material, then Shaw will notify Basin in writing, and Shaw and Basin shall renegotiate in good faith the terms of this Agreement within thirty (30) days.

In the event Shaw notifies Basin that it intends to permanently discontinue manufacturing a particular Material listed on Schedule 1 (such Material, a “Discontinued Material”), Shaw shall provide Basin with a vial of the Discontinued Material and Shaw acknowledges and agrees that Basin thereby acquires the right to replicate, culture or manufacture and use such Discontinued Material. In the event substantially all of the stock or assets of Shaw and/or its affiliates is sold to any person (or if Shaw sells the line of business which includes the rights of ownership in the Material), (i) the provisions of this Agreement shall be binding on such successor, or (ii) Shaw shall provide Basin with a vial of each type of Material and Shaw acknowledges and agrees that Basin thereby acquires the right to replicate, culture or manufacture and use such Materials.

10. ACCURACY OF INFORMATION. Basin warrants the accuracy of all information supplied to Shaw and understands and agrees that Shaw is entitled to and may rely on the accuracy of any and all information so supplied without independently verifying its accuracy. Shaw warrants the accuracy of all information supplied to Basin and understands and agrees that Basin is entitled to and may rely on the accuracy of any and all information so supplied without independently verifying its accuracy.

11. REPORTING AND DISPOSAL. Basin shall be solely responsible for notifying all appropriate federal, state, local or other governmental agencies of Basin’s use of the Materials, and/or the existence of any hazardous, toxic or dangerous materials as a result of Basin’s use of the Materials. Basin and/or its customers shall be responsible for obtaining any federal, state or local permits required for the application, sale, or distribution of the Materials. Basin shall be solely responsible for the proper disposal of the Materials. Any information about Materials required to obtain a permit shall be supplied to Basin by Shaw at no cost to Basin.

12. INDEMNIFICATION. Basin agrees, to the fullest extent permitted by law, to indemnify, defend and hold harmless Shaw, its parent, subsidiary and affiliated companies and its and their directors, officers, agents, other contractors and employees from and against all liabilities, losses, damages, demands, claims, suits, fines, penalties, costs and expenses including reasonable legal fees and other expenses of investigation and litigation arising out of or related to: (i) Basin’s breach of any of its obligations under this Agreement; (ii) Basin’s acts errors or omissions in connection with this Agreement; (iii) Basin’s sale, resale, receipt and/or use of Material; (iv) any subsequent use of Material sold by Basin to a third party; and (v) actual or potential environmental contamination or pollution, including without limitation, any actual or threatened release of toxic or hazardous materials involving Basin’s use of the Materials. Shaw agrees, to the fullest extent permitted by law, to indemnify, defend and hold harmless Basin, its parent, subsidiary and affiliated companies and its and their directors, officers, agents, other contractors and employees from and against all liabilities, losses, damages, demands, claims, suits, fines, penalties, costs and expenses including reasonable legal fees and other expenses of investigation and litigation arising out of or related to: (i) Shaw’s breach of any of its obligations under this Agreement; (ii) Shaw’s acts errors or omissions in connection with this Agreement; (iii) Shaw’s sale to Persons other than Basin and/or use of Material; and (iv) actual or potential environmental contamination or pollution, including without limitation, any actual or threatened release of toxic or hazardous materials prior to Basin’s receipt of the Materials.

13. CONSEQUENTIAL DAMAGES. REGARDLESS OF ANY OTHER PROVISION HEREIN, NEITHER PARTY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, DECLINE IN PROPERTY VALUE, LOST PRODUCTION OR LOSS OF USE) INCURRED BY THE OTHER PARTY OR FOR WHICH

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE OTHER PARTY MAY BE LIABLE TO ANY THIRD PARTY OCCASIONED BY THE OTHER PARTY’S SALE, OWNERSHIP, USE OR ANY SUBSEQUENT USE OF THE MATERIALS.

14. ASSUMPTION OF RISK/RELEASE OF LIABILITY. Basin is fully aware and acknowledges and shall be solely responsible for ensuring that the end user of the Materials is aware and acknowledges that there is a risk of injury or property damage arising out of the use or handling of the Materials purchased hereunder and hereby elects to voluntarily enter into the Agreement and assume all of the risks of injury or property damage arising out of the use or handling of the Materials, including without limitation those risks described and/or expressly assumed by Basin herein; and Basin further agrees to waive, release and discharge any and all claims for injury or property damage from such third party end users against Shaw which Basin may be otherwise entitled to assert (except in any case to the extent such injury or damage occurs as a result of Shaw’s gross negligence or willful misconduct or the failure of the Materials to be free from hazardous or toxic substances (except for the Material itself), or to comply with all applicable Specifications).

16. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement entitled to use the Materials, rely on any work performed or reports prepared by Shaw hereunder for any purpose.

17. TERM. The term of this agreement shall run until the third anniversary of the date of this Agreement.

18. GOVERNING LAWS. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

19. MISCELLANEOUS. Any provisions of this Agreement held in violation of any law shall be deemed stricken and all remaining provisions will remain binding on the parties. The limitations on liability set forth in this Agreement shall survive the expiration or termination of this Agreement. This Agreement, consisting of all documents attached hereto, constitutes the entire agreement between the parties, and supersedes any and all prior written or oral agreements with respect to the subject matter hereof. No amendment hereto will be binding unless reduced to writing and signed by authorized representatives of each party. This agreement may not be assigned by Basin without Shaw’s prior written consent.

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CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

BASIN WATER, INC.

By:	/s/ W. Christopher Chisholm
Name:	W. Christopher Chisholm
Title:	Vice President & CFO

SHAW ENVIRONMENTAL, INC.

By:	/s/ Malcolm D. Jarrell
Name:	Malcolm D. Jarrell
Title:	Sr. V.P. Technology & Ventures

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1

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